REFERENCE 23

                    CONSENT OF PRITCHETT, SILER & HARDY, P.C.


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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for 1STOPSALE.COM HOLDINGS INC., of our report dated December 7, 1999, relating to the November 30, 1999 financial statements of 1STOPSALE.COM HOLDINGS INC., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".



/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
December 23, 1999


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